Exhibit No. 99.3

First Capital Bancorp, Inc.

ASSETS
Investment in Subsidiary	$14,962,307

Total Assets	$14,962,307

LIABILITIES AND STOCKHOLDERS’ EQUITY

STOCKHOLDERS’ EQUITY
Common stock, $4.00 par value (authorized 5,000,000 shares: shares issued and outstanding, 1,796,021 at August 31, 2006)	$7,184,084
Additional paid-in capital	6,004,655
Retained earnings	2,262,759
Accumulated other comprehensive (loss), net of tax	(489,191)

Total stockholders’ equity	14,962,307

Total liabilities and stockholders’ equity	$14,962,307